SYSCO NAMES BRANDON SEWELL CHIEF FINANCIAL OFFICER

Company reaffirms fiscal 2027 adjusted EPS and local volume guidance

HOUSTON, November 3, 2026 - Sysco Corporation (NYSE:SYY) (“Sysco” or the “company”) today announced that Brandon Sewell, the Company’s Interim Chief Financial Officer since March 2026, has been named Executive Vice President and Chief Financial Officer, effective November 1, 2026.

“Brandon has distinguished himself as a trusted and highly effective leader throughout his twelve years with the company, and when asked to step in as Interim Chief Financial Officer, he performed at a high level,” said Kevin Hourican, Sysco’s Chair of the Board and Chief Executive Officer. “Brandon commands a deep knowledge of our business, broad financial expertise, and strong understanding of how Sysco creates shareholder value. During Brandon’s interim assignment, Sysco delivered strong financial results, launched a multi-year Artificial Intelligence (AI) and Technology business modernization, and successfully financed the Jetro Restaurant Depot acquisition. With these accomplishments, Brandon has earned the trust and confidence of our leadership team, colleagues, Sysco’s board of directors and our investors.”

“I’m honored to be appointed Chief Financial Officer and grateful for the confidence that Kevin and the Board have placed in me,” said Sewell. “Having spent more than a decade at Sysco, I have tremendous conviction in our business, our people and the opportunities ahead. I look forward to building on our strong foundation, maintaining the financial discipline that has supported our industry-leading balance sheet, and deploying our resources to advance our strategic priorities while delivering long-term value for our shareholders.”

About Brandon Sewell
Brandon Sewell has served as Interim Chief Financial Officer of Sysco since March 2026. He joined Sysco in 2014 and has held a series of finance leadership roles with increasing responsibility across the organization. Prior to being named interim CFO, Sewell served as Senior Vice President and Chief Financial Officer of Sysco’s U.S. business, the company’s largest operating segment, where he oversaw financial strategy, planning and performance management. Previously, he led Sysco’s global Financial Planning & Analysis function and held finance leadership roles across the company’s supply chain and merchandising organizations. Sewell brings more than a decade of experience at Sysco and deep knowledge of the company’s operations, financial strategy and business. Brandon has an undergraduate degree from Brigham Young University, and an MBA from Duke’s Fuqua School of Business.

In a separate press release issued today, Sysco announced its earnings results for the first quarter of fiscal 2027, confirming it remained confident in delivering on its previously stated local volume growth of approximately 2.5% and adjusted EPS growth guidance of 9%-11% for the full fiscal year.

Forward-Looking Statements

Statements made in this press release or in our earnings call for the first quarter of fiscal year 2027 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements concern, among other things, our future financial performance and results, business strategy, plans, goals and objectives, including certain outlook, business trends, our dividend and share repurchase programs, our expectation of future macroeconomic conditions and other statements that are not historical facts, including our expectations regarding foot traffic and volume growth and benefits to gross margins; our expectations regarding our future growth, including growth in sales and earnings per share; and our expectations regarding cost savings associated with AI, as well as statements about the expected timing and completion of the proposed transaction with Jetro Restaurant Depot and the anticipated benefits of such proposed transaction, including estimated synergies, and plans, impact on Sysco and expectations for Sysco after completion of the proposed transaction.

Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions, including those outside of Sysco’s control. Risks and uncertainties include without limitation: the impact of geopolitical, economic and market conditions and developments, including changes in global trade policies and tariffs and foreign conflicts; risks related to our business initiatives; periods of significant or prolonged inflation or deflation and their impact on our product costs, volume, foot traffic, and profitability generally; risks related to our efforts to implement our transformation initiatives and meet our other long-term strategic objectives; risk of interruption of supplies and increase in product costs; risks related to changes in consumer eating habits; and impact of natural disasters or adverse weather conditions, public health crises, adverse publicity or lack of confidence in our products, and product liability claims as well as risks and uncertainties associated with our proposed transaction with Jetro Restaurant Depot, including but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of either or both parties to terminate the merger agreement; the risk that regulatory approvals may not be obtained or other closing conditions may not be satisfied in a timely manner or at all, as well as the risk that regulatory approvals are obtained subject to conditions that are not anticipated; the risk of other delays in closing the transaction; the possibility that any of the anticipated benefits and projected synergies of the transaction will not be realized or will not be realized within the expected time period; and the risk that the proposed transaction and its announcement could have an adverse effect on the market price of the common stock of Sysco. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein. For more information on these risks and other concerning factors that could cause actual results to differ from those expressed or forecasted, see our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food and related products to customers who prepare meals away from home. This includes restaurants, healthcare and educational facilities, lodging establishments, entertainment venues, and more. Sysco operates 333 distribution centers, in 10 countries, with 75,000 colleagues serving approximately 670,000 customer locations. The company generated sales of more than $84 billion in fiscal year 2026 that ended June 27, 2026.

As the world’s largest food-away-from-home distributor, Sysco offers customized supply chain solutions, bespoke specialty product offerings, and culinary support to drive customers to innovate and optimize their operations. We act as a trusted business partner to our customers, helping them grow through our industry-leading portfolio that includes fresh produce, premium proteins, specialty products, sustainably focused items, equipment and supplies, and innovative culinary solutions.

For more information, visit www.sysco.com. For important news and key information for Sysco investors, visit the Investor Relations section of the company’s website at investors.sysco.com.

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